Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Michael Oakes
Chief Financial Officer
(919) 883-4171

JAMES RIVER GROUP REACHES AGREEMENT WITH THE D. E. SHAW GROUP

IN $575 MILLION TRANSACTION

_________________________

JAMES RIVER GROUP STOCKHOLDERS TO RECEIVE

$34.50 PER SHARE IN CASH

CHAPEL HILL, North Carolina - (June 11, 2007) - James River Group, Inc. (James River) (NASDAQ: JRVR) today announced that it has signed a definitive merger agreement under which a Bermuda-based holding company organized by the D. E. Shaw group, a global investment management firm, will acquire James River in a transaction with a total equity value of approximately $575 million. Under the terms of the merger agreement, stockholders of James River will be entitled to receive $34.50 in cash per share. The transaction is expected to be completed in the second half of 2007, subject to receipt of stockholder approval and regulatory approvals, as well as other customary closing conditions. The transaction is not subject to a financing condition and equity commitments for the full amount of the merger consideration have been received from affiliates of the D. E. Shaw group. James River intends to continue to pay regular quarterly cash dividends until the completion of the transaction.

The Board of Directors of James River has unanimously approved the merger agreement. A Board Committee formed to evaluate, among other things, the transaction with the D. E. Shaw group, and consisting entirely of non-management directors, developed the material terms of the merger agreement with the assistance of the Board Committee’s financial and legal advisors for consideration by the Board of Directors.

Under the terms of the merger agreement, James River and the Board Committee’s financial advisor will actively solicit superior proposals from third parties during the next 55 calendar days until 11:59 p.m., New York time, on August 5, 2007. In the event that a superior proposal is received and the merger agreement is terminated during such 55-calendar day period, affiliates of the D. E. Shaw group will receive a termination fee of approximately $7.2 million (approximately 1.25% of the equity value of the transaction), inclusive of transaction fees and expenses. In addition, subject to the provisions of the merger agreement, James River may, at any time prior to receipt of stockholder approval, respond to unsolicited proposals. Stockholders holding approximately 45% of the outstanding common stock of James River have agreed to

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www.james-river-group.com

JRVR Announces Definitive Merger Agreement

June 11, 2007

vote in favor of the transaction, unless the merger agreement is terminated, including as a result of James River entering into an agreement for a transaction that is a superior proposal.

James River advises that there can be no assurance that the solicitation of superior proposals will result in an alternative transaction. James River does not intend to announce developments with respect to the solicitation process until the Board of Directors has made a decision regarding an alternative proposal.

J. Adam Abram, President and Chief Executive Officer of James River, said: “We are pleased with the prospect of having such a well capitalized and committed partner as we go forward. The D. E. Shaw group understands and has embraced our business model and shares our company's approach to the business. After the transaction closes, we anticipate that a new Bermuda-based reinsurance company will be added to our group. The inclusion of this entity, and the additional capital associated with it, will add to our group’s capabilities as well as our financial strength. Our employees have accomplished a tremendous amount in a short time. We look forward to doing more.”

“We are pleased to have entered into a transaction that will offer liquidity to all of our stockholders at a price which is over 90% above the price at which our common stock was first offered to the public a little less than two years ago,” said Dick Wright, Chairman of the Board of James River. “Moreover, the purchase price represents 2.6 times March 31, 2007 GAAP stockholders’ equity and 14.6 times diluted earnings per share for the 12 months ended March 31, 2007, and is an 11% premium over the 90-day volume weighted average price per share at the signing of the merger agreement.”

Bryan Martin, co-head of private equity of the D. E. Shaw group, said: “We are very pleased to be able to make this investment and to back James River. Their management team has an outstanding record of operational excellence and we strongly believe they will continue this trend into the future. We believe their careful approach to underwriting and their diligent expense control provide the company with a powerful competitive advantage. We look forward between now and closing to presenting our plans to the relevant state and federal regulatory authorities and to what we hope to be a long and profitable association with the entire team at James River.”

J.P. Morgan Securities Inc., the financial advisor to the Board Committee, provided a fairness opinion to the Board Committee and the Board of Directors in connection with the transaction. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to the Board Committee and Bryan Cave LLP acted as legal advisor to James River in connection with the transaction. Wachovia Capital Markets, LLC served as exclusive financial advisor to the D. E. Shaw group in connection with the transaction. Debevoise & Plimpton LLP acted as legal advisor to the D. E. Shaw group in connection with the transaction.

About James River Group, Inc.

James River Group, Inc. is an insurance holding company that owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting

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JRVR Announces Definitive Merger Agreement

June 11, 2007

profits. Each of James River's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, James River wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina and Virginia.

About the D. E. Shaw Group

The D. E. Shaw group is a global investment and technology development firm with more than 1,100 employees; approximately $30 billion in aggregate investment capital; and offices in North America, Europe, and Asia. Since its organization in 1988, the firm has earned an international reputation for financial innovation, technological leadership, and an extraordinarily distinguished staff.

Cautionary Notice Regarding Forward Looking Statements

Certain matters discussed in this release and future releases may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include, but are not limited to: (1) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on James River or cause the parties not to consummate the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the outcome of any legal proceedings to the extent initiated against James River and others following the announcement of the transaction cannot be predicted; (4) the business of James River may suffer as a result of uncertainty surrounding the transaction; and (5) James River may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause James River’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in James River’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. James River undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

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Additional Information and Where to Find It

In connection with the proposed merger, James River will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE

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JRVR Announces Definitive Merger Agreement

June 11, 2007

STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by James River Group, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Michael T. Oakes, Chief Financial Officer, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, NC, telephone: (919) 883-4171, or on the company’s website at www.james-river-group.com.

James River and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in James River’s proxy statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2007, and information concerning all of James River’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.

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